Exhibit 99.1

ATG Reports Second Quarter 2008 Financial Results

Year-Over-Year, Revenue Increased 29%, Product License Bookings Increased 29%, and Company Raises Annual Product License Bookings Guidance

CAMBRIDGE, Mass.--(BUSINESS WIRE)--Art Technology Group, Inc. (NASDAQ: ARTG), the leading e-commerce solutions provider, today reported financial results for the second quarter ended June 30, 2008.

Revenue for the second quarter of 2008 grew to $41.9 million, a 29% increase over second quarter 2007 revenue of $32.6 million.

“ATG delivered another strong quarter of revenue and bookings growth,” stated Bob Burke, ATG’s president and CEO. “We continue to see robust demand for our e-commerce solutions across a wide variety of industries.”

Product license revenue recognized in accordance with United States Generally Accepted Accounting Principles (GAAP) during the second quarter of 2008 was $12.3 million, compared to $6.5 million in the year ago quarter. Product license bookings, a non-GAAP measure which the company defines as product license revenue recognized plus net change in deferred product license revenue, grew 29% year-over-year to $15.7 million for the second quarter from $12.2 million in the year ago quarter. Approximately 62% of product license bookings in the second quarter were deferred and will be recognized ratably.

Short and long term deferred revenue grew to $54.2 million at June 30, 2008, a 37% increase over June 30, 2007.

Fifteen new customers purchased ATG commerce solutions and thirty net new customers purchased eStara e-commerce optimization services this past quarter. New and repeat business was generated from customers including Cineplex Entertainment, Conde Nast, Epson, LexisNexis, Louis Vuitton, Royal Canadian Mint, Talbots and T-Mobile.

Net income in accordance with GAAP for the second quarter of 2008 was $348 thousand, or breakeven on a per diluted share basis. This compares with a net loss of $2.7 million, or a loss of $0.02 per share, in the second quarter of 2007.

Non-GAAP net income increased to $3.4 million for the second quarter of 2008, or $0.03 per diluted share compared with a non-GAAP net loss of $81 thousand, or breakeven per share for the second quarter of 2007.

At June 30, 2008, ATG had $52.7 million in cash, cash equivalents, and short-term and long-term marketable securities. Cash flow from operations for the second quarter of 2008 was $7.3 million.

“We are very pleased with our second quarter financial performance,” said Julie Bradley, ATG’s senior vice president and CFO. “With two quarters behind us, product license bookings growth has exceeded our expectations. Based on the expected continuation of accelerating growth in e-commerce and our current pipeline our guidance and outlook for the full-year remain positive. As a result we are raising product license bookings guidance.”

Financial Guidance

Product license bookings are now expected to grow 15% – 22% for 2008, up from our previously stated guidance of 10% - 20% growth. Consistent with our business model, we expect cross-selling to remain strong which equates to greater deferrals and ratable revenue recognition.

In considering revenue guidance, we analyzed our assumptions around our estimates of product license revenue that may be deferred. Since the amount of product license bookings that are recognized ratably may vary, we concluded that our original revenue guidance range remains appropriate. Therefore, we are reiterating our full year revenue guidance. We expect revenue to be in the range of $159 to $165 million.

We are also reiterating our full year income (loss) guidance. GAAP net income (loss) for the year ending December 31, 2008 is expected to be in the range of $(4.0) million to $1.0 million. GAAP net income (loss) guidance includes an estimated $8.5 - $9.0 million of non-cash equity-related compensation expense and amortization of acquired intangibles of $4.5 - $5.0 million. Non-GAAP net income for the year ending December 31, 2008 is expected to be in the range of $9.0 million to $15.0 million. Cash flow from operations for 2008 is expected to be in the range of $28.0 million to $32.0 million.

Quarterly Conference Call

ATG management will discuss the company’s second quarter 2008 financial results, recent highlights, and business outlook for the remainder of 2008 on its quarterly conference call for investors at 10:00 a.m. ET today. The conference call will be broadcast live over the Internet. Investors interested in listening to the webcast should log on to the “Investors” section of the ATG website, www.atg.com. The live conference call also can be accessed by dialing (866) 723-3575 (or (706) 634-8872 for international calls) and using conference ID No. 50490096. A replay of the call will be available on the company’s website later in the day.

About ATG

A trusted, global specialist in e-commerce, ATG (Art Technology Group, Inc., NASDAQ: ARTG) has spent the last decade focused on helping the world’s premier brands maximize the success of their online businesses. ATG’s software and on demand solutions are used by over 900 companies to attract prospects, convert them to buyers and enhance their multi-channel experience. ATG's e-commerce suite is top ranked by the industry's most influential analyst firms. ATG powers more of the top 300 internet retailers than any other vendor. ATG is headquartered in Cambridge, Massachusetts, with additional locations throughout North America and Europe.

© 2008 Art Technology Group, Inc. ATG and Art Technology Group are registered trademarks of Art Technology Group, Inc. All other product names, service marks, and trademarks mentioned herein are trademarks of their respective owners.

*Use of Non-GAAP Financial Measures

ATG is providing the non-GAAP historical and forward-looking financial measures presented above as the company believes that these figures are helpful in allowing individuals to better assess the ongoing nature of ATG's core operations. A "non-GAAP financial measure" is a numerical measure of a company's historical or future financial performance that excludes amounts that are included in the most directly comparable measure calculated and presented in the GAAP statement of operations.

Net income (non-GAAP) and net income per share (non-GAAP), as we present them in the financial data included in this press release, have been normalized to exclude the net effects of restructuring actions, the amortization of intangible assets, acquisition-related compensation charges, and equity-related compensation. Management believes that these normalized non-GAAP financial measures excluding these items better reflect its operating performance as these non-GAAP figures exclude the effects of non-recurring or non-cash expenses. Management believes that these charges are not necessarily representative of underlying trends in the company's performance and their exclusion provides individuals with additional information to compare the company's results over multiple periods.

ATG considers “product license bookings,” a non-GAAP financial measure which the company defines as product license revenue recognized plus net change in deferred license revenue during any given period, to be an important indicator of growth in its software license business, as its business increasingly evolves toward a recurring, ratable revenue model.

The company uses these non-GAAP financial measures internally to focus management on period-to-period changes in the company's core business. Therefore, the company believes that this information is meaningful in addition to the information contained in the GAAP presentation of financial information. The presentation of this additional non-GAAP financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP.

In accordance with the requirements of Regulation G issued by the Securities and Exchange Commission, the tables above present the most directly comparable GAAP financial measure and reconcile non-GAAP net income and product license bookings to the comparable GAAP measures.

ATG Statement Under Private Securities Litigation Reform Act

This press release contains forward-looking statements about the company’s estimated revenue and earnings. These statements involve known and unknown risks and uncertainties that may cause ATG’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. These risks include the effect of weakened or weakening economic conditions or perceived conditions on the level of spending by customers and prospective customers for ATG’s software and services; financial and other effects of cost control measures; quarterly fluctuations in ATG’s revenues or other operating results; customization and deployment delays or errors associated with ATG’s products; the risk of longer sales cycles for ATG’s products and ATG’s ability to conclude sales based on purchasing decisions that are delayed; satisfaction levels of customers regarding the implementation and performance of ATG’s products; ATG’s need to maintain, enhance, and leverage business relationships with resellers and other parties who may be affected by changes in the economic climate; ATG’s ability to attract and maintain qualified executives and other personnel and to motivate employees; activities by ATG and others related to the protection of intellectual property; potential adverse financial and other effects of litigation (including intellectual property infringement claims) and the release of competitive products and other activities by competitors. Further details on these risks are set forth in ATG’s filings with the Securities and Exchange Commission (SEC), including the company’s annual report on Form 10-K for the period ended December 31, 2007, and its quarterly report on Form 10-Q for the period ended March 31, 2008, as filed with the SEC. These filings are available free of charge on a website maintained by the SEC at http://www.sec.gov.

ART TECHNOLOGY GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(UNAUDITED)

	June 30,	March 31,	December 31,	June 30,
	2008	2008	2007	2007
ASSETS

Current Assets:
Cash, cash equivalents and marketable securities (including restricted cash of $1,669 as of June 30, 2008 and March 31, 2008)	$50,573	$44,711	$50,879	$41,197
Accounts receivable, net	40,501	36,850	40,443	34,561
Deferred costs, current	777	692	790	-
Prepaid expenses and other current assets	3,705	4,288	2,741	4,502

Total current assets	95,556	86,541	94,853	80,260

Property and equipment, net	8,611	8,576	7,208	6,368
Intangible assets, net	9,938	11,021	11,109	13,561
Deferred costs, less current portion	2,331	2,613	2,337	775
Marketable securities (including restricted cash of $419 as of June 30, 2008 and March 31, 2008)	2,124	2,222	1,062	-
Other assets	1,733	1,376	1,475	1,661
Goodwill	67,787	67,522	59,675	59,358

Total long-term assets	92,524	93,330	82,866	81,723

Total assets	$188,080	$179,871	$177,719	$161,983

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
Accounts payable	$3,823	$4,485	$3,619	$4,259
Accrued expenses	19,182	16,711	19,082	14,283
Deferred revenue, current portion	42,610	37,501	35,577	34,902
Accrued restructuring, current portion	646	857	855	1,050
Capital lease obligations	-	-	-	21

Total current liabilities	66,261	59,554	59,133	54,515

Accrued restructuring, less current portion	-	-	225	578
Other liabilities	498	498	487	-
Deferred revenue, less current portion	11,558	10,826	10,777	4,745

Total long-term liabilities	12,056	11,324	11,489	5,323

Stockholders' equity	109,763	108,993	107,097	102,145

Total liabilities and stockholders' equity	$188,080	$179,871	$177,719	$161,983

ART TECHNOLOGY GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(UNAUDITED)

	Three months ended			Six months ended
	June 30,	March 31,	June 30,	June 30,
	2008	2008	2007	2008	2007
Revenue:
Product licenses	$12,300	$9,257	$6,515	$21,557	$13,124
Recurring services	22,946	20,943	18,519	43,889	35,989
Professional and education services	6,674	6,330	7,582	13,004	12,735

Total revenue	41,920	36,530	32,616	78,450	61,848

Cost of Revenue:
Product licenses	519	387	549	906	1,089
Recurring services	9,241	7,606	5,379	16,847	10,522
Professional and educational services	6,495	6,914	7,171	13,409	12,769

Total cost of revenue	16,255	14,907	13,099	31,162	24,380

Gross Profit	25,665	21,623	19,517	47,288	37,468

Operating Expenses:
Research and development	7,373	7,021	6,270	14,394	12,051
Sales and marketing	13,156	11,537	11,773	24,693	21,317
General and administrative	4,863	4,329	4,648	9,192	9,183

Total operating expenses	25,392	22,887	22,691	48,279	42,551

Income (loss) from operations	273	(1,264)	(3,174)	(991)	(5,083)
Interest and other income, net	240	628	521	868	969

Income (loss) before provision for income taxes	513	(636)	(2,653)	(123)	(4,114)
Provision for income taxes	165	206	95	371	95
Net income (loss)	$348	$(842)	$(2,748)	$(494)	$(4,209)

Basic net income (loss) per share	$0.00	$(0.01)	$(0.02)	$(0.00)	$(0.03)

Diluted net income (loss) per share	$0.00	$(0.01)	$(0.02)	$(0.00)	$(0.03)

Basic weighted average common shares outstanding	128,805	128,435	127,388	128,620	127,291

Diluted weighted average common shares outstanding	135,010	128,435	127,388	128,620	127,291

Art Technology Group, Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(UNAUDITED)

	Three months ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2008	2008	2007	2008	2007

Cash Flows from Operating Activities:
Net income (loss)	$348	$(842)	$(2,748)	$(494)	$(4,209)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	2,191	2,028	1,925	4,219	3,779
Non-cash stock-based compensation expense	2,001	1,830	1,441	3,831	2,525
Net changes in operating assets and liabilities	2,742	4,079	5,832	6,821	12,432

Net cash provided by operating activities	7,282	7,095	6,450	14,377	14,527

Cash Flows from Investing Activities:
Purchases of marketable securities	(5,393)	(9,197)	(3,931)	(14,590)	(5,609)
Maturities of marketable securities	6,550	11,050	5,300	17,600	9,950
Purchases of property and equipment	(1,040)	(2,375)	(1,023)	(3,415)	(2,422)
Collateralization of letters of credit	-	(2,088)	-	(2,088)	-
Payment of acquisition costs, net of cash acquired	1,150	(10,672)	(36)	(9,522)	(829)
Decrease in other assets	-	-	(31)	-	(22)

Net cash provided by (used in) in investing activities	1,267	(13,282)	279	(12,015)	1,068

Cash Flows from Financing Activities:
Proceeds from exercise of stock options	147	509	413	656	647
Proceeds from employee stock purchase plan	265	250	234	515	436
Repurchase of common stock	(1,479)	-	(2,190)	(1,479)	(2,190)
Payment of employee restricted stock tax withholdings	(478)	-	-	(478)	-
Payments on capital leases	-	-	(18)	-	(35)

Net cash (used in) provided by financing activities	(1,545)	759	(1,561)	(786)	(1,142)

Effect of foreign exchange rate changes on cash and cash equivalents	(84)	186	(70)	102	(138)
Net increase (decrease) in cash and cash equivalents	6,920	(5,242)	5,098	1,678	14,315
Cash and cash equivalents, beginning of period	29,177	34,419	27,128	34,419	17,911

Cash and cash equivalents, end of period	$36,097	$29,177	$32,226	$36,097	$32,226

ART TECHNOLOGY GROUP, INC.
STATEMENTS OF OPERATIONS DATA
(In thousands)
(UNAUDITED)

	Three months ended			Six months ended
	June 30,	March 31,	June 30,	June 30,
	2008	2008	2007	2008	2007
Equity-Related Compensation:

Cost of revenue	$401	$344	$268	$745	$474
Research and development	332	405	324	737	545
Sales and marketing	608	570	393	1,178	709
General and administrative	660	511	456	1,171	797

Total equity-related compensation	$2,001	$1,830	$1,441	$3,831	$2,525

Depreciation and Amortization:

Depreciation
Cost of revenue	$686	$551	$335	$1,237	$654
Research and development	223	213	178	436	334
Sales and marketing	131	128	128	259	239
General and administrative	68	79	58	147	100
	$1,108	$971	$699	$2,079	$1,327

Amortization
Cost of revenue	$406	$460	$504	866	1,008
Research and development	81	-	-	81	-
Sales and marketing	596	597	694	1,193	1,388
General and administrative	-	-	28	-	56
	$1,083	$1,057	$1,226	$2,140	$2,452

Total depreciation and amortization	$2,191	$2,028	$1,925	$4,219	$3,779

Capital Expenditures:

Purchases of property and equipment	$1,040	$2,375	$1,023	$3,415	$2,422

RECONCILIATION OF GAAP TO NON-GAAP NET INCOME
(In thousands)
(UNAUDITED)

	Three months ended,			Six months ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2008	2008	2007	2008	2007

Net income (loss) GAAP	$348	$(842)	$(2,748)	$(494)	$(4,209)

Amortization of acquired intangibles	1,083	1,057	1,226	2,140	2,452
Equity-related compensation	2,001	1,830	1,441	3,831	2,525
Net restructuring	-	-	-	-	(68)

Net income (non-GAAP)	$3,432	$2,045	$(81)	$5,477	$700

Net income (non-GAAP) per share:

Basic	$0.03	$0.02	$(0.00)	$0.04	$0.01
Diluted	$0.03	$0.02	$(0.00)	$0.04	$0.01

Shares used in per share calculations:

Basic	128,805	128,435	127,388	128,620	127,291
Diluted	135,010	134,100	127,388	134,551	131,576

Reconciliation of Product License Bookings
(In thousands)
(UNAUDITED)

	Three months ended,			Six months ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2008	2008	2007	2008	2007

Product license bookings	$15,693	$11,448	$12,166	$27,141	$21,087

Increase in product license deferred revenue	(9,670)	(5,693)	(5,997)	(15,363)	(8,423)

Product license deferred revenue recognized	6,277	3,502	346	9,779	460

Product license revenue	$12,300	$9,257	$6,515	$21,557	$13,124

CONTACT:
Art Technology Group, Inc.
Julie Bradley, 617-386-1005
Chief Financial Officer
jbradley@atg.com
or
Tucker Walsh, 617-386-1159
twalsh@atg.com